UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 18, 2014

Multi-Color Corporation

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Ohio	0-16148	31-1125853
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

4053 Clough Woods Dr. Batavia, Ohio	45103
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

Registrant’s telephone number, including area code 513/381-1480

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

On July 18, 2014, the Audit and Finance Committee of the Board of Directors of Multi-Color Corporation (“Multi-Color”) appointed Grant Thornton LLP (“Grant Thornton”) as Multi-Color’s independent registered public accounting firm for the fiscal year ending March 31, 2015.

During Multi-Color’s fiscal year ended March 31, 2014 and the subsequent interim period through July 18, 2014, neither Multi-Color nor anyone on its behalf consulted with Grant Thornton regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinions that might be rendered on Multi-Color’s consolidated financial statements or on the effectiveness of internal control over financial reporting, and no written report or oral advice was provided to Multi-Color that Grant Thornton concluded was an important factor considered by Multi-Color in reaching a decision as to an accounting, auditing or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304 (a)(1)(iv) and the related instructions) or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MULTI-COLOR CORPORATION

Date: July 21, 2014	By:	/s/ Sharon E. Birkett
Name: Sharon E. Birkett Title: Vice President, Chief Financial and
Accounting Officer, Secretary